UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 8, 2013

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7707 Gateway Blvd, Suite 140, Newark, California		94560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510.456.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Definitive Agreement.

Silicon Valley Bank Loan

Effective April 8, 2013, we entered into an agreement with Silicon Valley Bank (“SVB”) for a $10 million three-year term loan (the “SVB Loan Agreement”). Interest will accrue at 6.00% per annum. For the first six months of the loan, we will only make interest payments. Beginning with the seventh month, the loan will be amortized over 30 equal monthly payments. In addition, we will make a final payment of $1 million at the end of the loan term. We are permitted to prepay amounts outstanding under the term loan, but only in whole and subject to a prepayment fee. The loan is guaranteed by StemCells California, Inc., our wholly owned subsidiary. Net proceeds from the loan will be used to fund our research and development programs and for general corporate purposes.

In accordance with the terms of the SVB Loan Agreement, SVB was granted a warrant to purchase up to 293,531 shares of common stock at an exercise price of $1.7034 per share. The warrant is exercisable for ten years from the date of issuance.

CIRM Loan

Effective April 9, 2013, we entered into a loan agreement with the California Institute for Regenerative Medicine (“CIRM”) for approximately $19.3 million to fund preclinical research in Alzheimer’s disease (the “CIRM Loan Agreement”). CIRM was established by the voters of the State of California pursuant to Proposition 71 to advance the biotech industry in California through grants and loans for stem cell research, research facilities and other vital research opportunities. The loan was made pursuant to a research award by CIRM’s governing board in September 2012 under CIRM’s Disease Team Therapy Award program (RFA 10-05).

A stated aim of our CIRM-funded research project is to file, within a four-year project period, an Investigational New Drug (“IND”) application with the U.S. Food and Drug Administration for a clinical study of our proprietary HuCNS-SC cells as a treatment for Alzheimer’s disease.

Funds under the CIRM Loan Agreement are expected to be disbursed periodically by CIRM over the four-year project period, although the disbursements are subject to a number of preconditions, including the achievement of certain progress milestones and compliance with certain financial covenants. The loan is unsecured and the term of the loan is ten years, but may be extended under certain circumstances. Initially, the loan will bear interest at the one year LIBOR rate plus two percent (2%); however, the interest rate will increase by 1% each year after year five. Interest will accrue with the first disbursement of loan funds, but we will not begin paying interest until year six. Repayment of the principal and any accrued and unpaid interest will be due and payable at the end of the term. We can prepay the CIRM loan at our election, either in whole or in part, at any time and without a prepayment fee. In addition, the loan is forgivable so that our obligation to repay will be contingent upon the success of HuCNS-SC cells as a treatment for Alzheimer’s disease.

No warrants will be issued in connection with the CIRM loan, but we will owe various success milestone payments, in an aggregate amount of up to five (5) times the principal funds disbursed by CIRM, in the event of the commercial success of HuCNS-SC cells in Alzheimer’s disease.

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This Current Report on Form 8-K contains forward looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act that involve substantial risks and uncertainties. Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations and our future obligations under the loan agreements described above. Our actual results may vary materially from those contained in such forward-looking statements because of risks to which we are subject. For example,

Our indebtedness could impair our financial condition, harm our ability to operate our business, limit our ability to raise additional funds or capitalize on acquisition or other business opportunities.

In April 2013, we entered into (i) a Loan and Security Agreement with Silicon Valley Bank (the “SVB Loan Agreement”) and (ii) a Loan Agreement with the California Institute for Regenerative Medicine (the “CIRM Loan Agreement”), and pursuant to these agreements we borrowed $10 million to help finance our operations and we will borrow over four years additional amounts of up to approximately $19.3 million in aggregate to fund preclinical studies in Alzheimer’s disease. Pursuant to the SVB Loan Agreement, we pledged all of our assets, other than our patents and other intellectual property rights, and have agreed that we may not sell or assign rights to our significant patents without the prior consent of Silicon Valley Bank (“SVB”). Also, pursuant to the terms of both loan agreements, we are subject to liquidity thresholds and financial covenants and cannot engage in certain transactions, including disposing of certain assets, incurring additional indebtedness, declaring dividends, making certain investments in other companies, or acquiring or merging with any other entities unless certain conditions are met or unless we receive prior approval from SVB or the California Institute for Regenerative Medicine (“CIRM”), as applicable. If our lenders do not consent to any of these actions or if we are unable to comply with these covenants, we could be prohibited from engaging in transactions which could be beneficial to our business and our stockholders.

Moreover, the degree to which we are leveraged and the restrictions governing our indebtedness, such as minimum liquidity thresholds, could have important consequences to our business, including the following:

• it may impair our ability to incur additional indebtedness or obtain additional financing in the future, whether through the sale of equity or otherwise, for working capital, capital expenditures, acquisitions, general corporate purposes, or other purposes;

• our debt service obligations could limit our flexibility in planning for, or reacting to, changes in our business and our industry; and

• our level of indebtedness could increase our vulnerability to general economic downturns and adverse industry conditions.

To service our debt, we will require cash and we may not be able to raise sufficient cash flow from operations and financing activities to satisfy these obligations or to refinance these obligations on acceptable terms, or at all.

The SVB Loan Agreement has a maturity date of April 1, 2016, and the amount borrowed will bear interest at a coupon rate of 6.00% and there will be a final payment of $1 million at the end of the loan’s term. The loan will be repaid in full, plus interest, over its three-year term, unless otherwise agreed by SVB or accelerated according to the terms and conditions of the SVB Loan Agreement. For the first six months of the loan, we will only make interest payments. Beginning with the seventh month, we will repay the amount borrowed in thirty equal monthly installments.

The CIRM Loan Agreement has a term of ten years, but may be extended under certain circumstances. Initially, the loan will bear interest at the one year LIBOR rate plus two percent (2%); however, the interest rate will increase by 1% each year after year five. Interest will accrue with the first disbursement of loan funds, but we will not begin paying interest until year six. Repayment of the principal and any accrued and unpaid interest will be due and payable at the end of the term, unless otherwise agreed by CIRM or either forgiven or accelerated according to the terms and conditions of the CIRM Loan Agreement.

We will likely need to raise additional funds through the sale of equity or through the licensing or divestiture of assets in order to service our debt repayment obligations. If we are unable to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debts, sell assets, reduce or delay capital investments, eliminate programs, or restructure operations. If we are unable to implement one or more of these alternatives, we may be unable to meet our debt payment obligations. If we are unable to repay our debts on a timely basis, both SVB and CIRM have various contractual remedies and SVB would be able to foreclose on the secured collateral, including our cash accounts, and take other remedies permitted under the SVB Loan Agreement.

If we fail to comply with the covenants in either the SVB or CIRM Loan Agreement, we may be required to repay any indebtedness and pay other amounts thereunder, which may have an adverse effect on our liquidity, business prospects and stock price.

Our SVB Loan Agreement and CIRM Loan Agreement both include events of default, including, among other things, payment defaults; breaches of representations, warranties or covenants; certain bankruptcy events; and the occurrence of certain material adverse changes. Upon the occurrence of an event of default and following any cure periods (if available), a default interest rate of an additional 5.0% per annum may be applied to the outstanding loan balances under both loan agreements. Under certain circumstances, both SVB and CIRM may have the right to declare all outstanding obligations immediately due and payable. If the maturity of our indebtedness is accelerated, we may not have sufficient funds available for repayment or we may not have the ability to borrow or obtain sufficient funds to replace the accelerated indebtedness on terms acceptable to us, or at all.

Even if we are able to repay the indebtedness upon an event of default, the repayment of these sums may significantly reduce our working capital and impair our ability to operate as planned. The occurrence of any of these events could cause a significant adverse impact on our business, prospects and stock price.

All forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors set forth above and in “Risk Factors” in Part I, Item 1A of our Form 10-K for the year ended December 31, 2012.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of our company is incorporated by reference herein.

Item 8.01 Other Events.

On April 9, 2013, we issued a press release announcing the execution of the SVB Loan Agreement described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On April 11, 2013, we issued a press release announcing the execution of the CIRM Loan Agreement described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

April 11, 2013	By:	/s/ Kenneth Stratton

Name: Kenneth Stratton
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 8, 2013
99.2	Press release dated April 11, 2013